Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information present the combination of the financial information of Acri Capital Acquisition Corporation, a Delaware corporation (“ACAC”) and Foxx Development Inc., a Texas corporation (“Foxx”), as adjusted to give effect to the Business Combination as defined below.

The unaudited pro forma condensed combined financial statements are based on the ACAC historical financial statements and Foxx historical financial statements as adjusted to give effect to the Business Combination. The unaudited pro forma condensed combined balance sheet gives pro forma effect to the Business Combination as if they had been consummated on March 31, 2024. The unaudited pro forma condensed combined statement of operations for the nine months ended March 31, 2024 and for the year ended June 30, 2023 gives effect to the Transactions as if they had occurred on July 1, 2022, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial statements were prepared in accordance with Article 11 of SEC Regulation S-X, as amended by the final rule, Release No. 33-10786, Amendments to Financial Disclosures about Acquired and Disposed Businesses. Release No. 33-10786 replaced the previous pro forma adjustment criteria with simplified requirements to depict the accounting for the Business Combination (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Management has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. The adjustments presented in the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an understanding of the combined company (“PubCo” or the “Combined Company”) reflecting the Business Combination.

The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and are not necessarily indicative of what the actual results of operations and financial position would have been had the Transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Combined Company.

The unaudited pro forma condensed combined balance sheet as of March 31, 2024 has been prepared using, and should be read in conjunction with, the following:

●	ACAC’s unaudited balance sheet as of March 31, 2024 and the related notes included elsewhere in the ACAC’s Quarterly Report on Form 10-Q filed on May 13, 2024; and

●	Foxx’s unaudited consolidated balance sheet as of March 31, 2024 and the related notes are incorporated in the Form 8-K filed on October 2, 2024 by reference.

The unaudited pro forma condensed combined statement of operations for the nine months ended March 31, 2024 has been prepared using, and should be read in conjunction with, the following:

●	ACAC’s statement of operations for the nine months ended March 31, 2024 derived from the historical information of ACAC; and

●	Foxx’s unaudited statements of operations for the nine months ended March 31, 2024 and the related notes are incorporated in the Form 8-K filed on October 2, 2024 by reference.

The unaudited pro forma condensed combined statement of operations for the year ended June 30, 2023 has been prepared using, and should be read in conjunction with, the following:

●	ACAC’s statement of operations for the twelve months ended June 30, 2023 derived from the historical information of ACAC; and

●	Foxx’s audited statements of operations for the year ended June 30, 2023 and the related notes are incorporated in the Form 8-K filed on October 2, 2024 by reference.

Description of the Business Combination

On September 26, 2024 (the “Closing Date”), ACAC consummated the previously announced business combination pursuant to the terms of the business combination agreement (as amended from time to time, the “Business Combination Agreement”), by and among us, Acri Capital Merger Sub I Inc., a Delaware corporation and wholly-owned subsidiary of ACAC (prior to the closing of all the transactions contemplated in the Business Combination Agreement, the “Purchaser”), Acri Capital Merger Sub II Inc., a Delaware corporation and wholly-owned subsidiary of Purchaser (“Merger Sub”, together with us and the Purchaser, the “Purchaser Parties”), and Foxx, pursuant to which (i) ACAC merged with and into Purchaser (the “Reincorporation Merger”), and (ii) Foxx merged with and into Merger Sub, with Merger Sub surviving as a wholly-owned subsidiary of Purchaser (the “Acquisition Merger”). The Reincorporation Merger, the Acquisition Merger, and other transactions contemplated under the Business Combination Agreement, are collectively referred to as the “Business Combination”.

In accordance with the terms and subject to the conditions of the Merger Agreement:

●	Immediately prior to the effective time of the Reincorporation Merger (the “Reincorporation Merger Effective Time”), which was on September 25, 2024, one business day prior to the Closing, (i) each issued and outstanding ACAC unit was automatically separated into one (1) share of ACAC Class A common stock and one-half (1/2) of one ACAC warrant, and (ii) each share of ACAC Class A common stock held by ACAC stockholders who validly redeemed their ACAC Class A common stock (each “ACAC Redeeming Share”) was automatically cancelled and ceased to exist and thereafter represented only the right to be paid a pro-share redemption price.

●	At the Reincorporation Merger Effective Time (on September 25, 2024), (i) each share of ACAC Class A or Class B common stock issued and outstanding (other than ACAC Redeeming Shares) was converted automatically into one (1) share of common stock of Purchaser, par value $0.0001 per share (“Purchaser Common Stock”), and (ii) each issued and outstanding ACAC warrant was converted automatically into one (1) redeemable warrant of Purchaser, exercisable for one (1) share of Purchaser Common Stock at an exercise price of $11.50 (“Purchaser Warrant”).

●	At the effective time of the Acquisition Merger, i.e. the Closing on September 26, 2024, by virtue of the Acquisition Merger and the Business Combination Agreement, and without any action on the part of any party to the Business Combination Agreement or affiliate or security thereof, the issued and outstanding shares of common stock of Foxx (“Foxx Common Stock”) held by exiting holders of Foxx common stock (the “Foxx Stockholders”) immediately prior to the Closing (including shares of Foxx Common Stock issuable upon conversion of the principal and accrued interest of promissory notes of Foxx issued in the Transaction Financing, as defined below) were cancelled and automatically converted into (i) the right to receive, without interest, the applicable portion of 5,000,000 Purchaser Common Stock (the “Closing Payment Stock”, 500,000 of which are subject to the Escrow Arrangement noted below), and (ii) the contingent right to receive the applicable portion of the Earnout Shares (as defined below), if, as and when payable in accordance with the earnout provisions of the Business Combination Agreement.

●	Additionally, the Foxx Stockholders may be entitled to receive “Earnout Shares”, which refer to 4,200,000 shares of Purchaser Common Stock, subject to the vesting schedule as follows:

(i)	in connection with the financial performance for the fiscal year ending June 30, 2024:

○	(A) 700,000 Earnout Shares will be issued to Foxx Stockholders on a pro rata basis if and only if PubCo’s audited consolidated financial statements for the fiscal year ending June 30, 2024 (“2024 PubCo Audited Financial Statements”), prepared in accordance with the Generally Accepted Accounting Principles of the United States (“U.S. GAAP”) and filed with the SEC on Form 10-K by PubCo after Closing, reflect revenue of PubCo for the fiscal year ending June 30, 2024 (the “PubCo 2024 Revenue”) no less than $67,000,000 (including $67,000,000) and less than $84,000,000 (excluding $84,000,000);

○	(B) 1,400,000 Earnout Shares will be issued to Foxx Stockholders on a pro rata basis if and only if the PubCo 2024 Revenue is no less than $84,000,000 (including $84,000,000) and less than $100,000,000 (excluding $100,000,000);

○	(C) 2,100,000 Earnout Shares will be issued to Foxx Stockholders on a pro rata basis if and only if the PubCo 2024 Revenue is no less than $100,000,000 (including $100,000,000);

provided, however, that the Earnout Shares shall be issued and delivered pursuant to one paragraph from (i)(A)-(i)(C) above only once; and

(ii)	In connection with the financial performance for the fiscal year ending June 30, 2025:

○	(A) 700,000 Earnout Shares will be issued to Foxx Shareholders on a pro rata basis if and only if PubCo’s audited consolidated financial statements for the fiscal year ending June 30, 2025 (“2025 PubCo Audited Financial Statements”), prepared in accordance with U.S. GAAP and filed with the SEC on Form 10-K by PubCo after Closing, reflect revenue of PubCo for the fiscal year ending June 30, 2025 (the “PubCo 2025 Revenue”) no less than $77,050,000 (including $77,050,000) and less than $96,600,000 (excluding $96,600,000);

○	(B) 1,400,000 Earnout Shares will be issued to Foxx Stockholders on a pro rata basis if and only if the PubCo 2024 Revenue is no less than $96,600,000 (including $96,600,000) and less than $115,000,000 (excluding $115,000,000);

○	(C) 2,100,000 Earnout Shares will be issued to Foxx Stockholders on a pro rata basis if and only if the PubCo 2024 Revenue reflected in the 2024 PubCo Audited Financial Statements is no less than One Hundred and Fifteen Million Dollars ($115,000,000) (including $115,000,000);

provided, however, that the Earnout Shares shall be issued and delivered pursuant to one paragraph from (ii)(A) to (ii)(C) above only once.

Following consummation of the Business Combination (the “Closing”), Purchaser changed its corporate name to Foxx Development Holdings, Inc. (“PubCo”). In addition, the Merger Sub changed it name to “Foxx Development Inc .”

Accounting for the Business Combination

The Business Combination accounted for as a “reverse recapitalization” in accordance with U.S. GAAP. Under this method of accounting, ACAC treated as the “acquired” company for financial reporting purposes. This determination is primarily based on the fact that subsequent to the Business Combination, Foxx’s stockholders are expected to have a majority of the voting power of the Combined Company, Foxx comprised all of the ongoing operations of the Combined Company, Foxx comprised a majority of the governing body of the Combined Company, and Foxx’s senior management comprised all of the senior management of the Combined Company. Accordingly, for accounting purposes, the Business Combination treated as the equivalent of Foxx issuing shares for the net assets of ACAC, accompanied by a recapitalization. The net assets of ACAC stated at historical costs. No goodwill or other intangible assets are recorded. Operations prior to the Business Combination were those of Foxx.

Basis of Pro Forma Presentation

The unaudited pro forma combined financial information included in this Exhibit has been prepared using actual redemption of ACAC’s Class A common stock .

We are providing this information to aid you in your analysis of the financial aspects of the Business Combination. The unaudited pro forma condensed combined financial statements described above and the assumption and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements should be read in conjunction with ACAC’s historical financial statements, Foxx’s historical financial statements, and the related notes thereto. The pro forma adjustments are preliminary, and the unaudited pro forma information have been presented for illustrative purposes only and are not necessarily indicative of the financial position or results of operations that may have actually occurred had the Business Combination taken place on the dates noted, or of the Combined Company’s future financial position or operating results. Further, the unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of the Combined Company following the completion of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF MARCH 31, 2024

	(1)				(2)
	ACAC				Foxx				Actual Redemptions
		Transaction				Transaction			Transaction
		Accounting		Pro Forma		Accounting			Accounting		Pro Forma
	(Historical)	Adjustments	Note	Combined	(Historical)	Adjustments	Note	(Pro Forma)	Adjustments	Note	Combined

Assets:
Current assets:
Cash and cash equivalents	$89,955	$435,000	(D)	$194,009	$254,752	$10,000,000	(F)	$10,254,752	$1,610,362	(H)	$9,367,659
		(330,946)	(E)						(1,725,000)	(I)
									(247,464)	(K)
									(719,000)	(L)
Accounts receivable	-	-		-	174,950	-		174,950	-		174,950
Inventories	-	-		-	662,227	-		662,227	-		662,227
Prepayment and other current assets	90,594	-		90,594	1,700,215	-		1,700,215	-		1,790,809
Total current assets	180,549	104,054		284,603	2,792,144	10,000,000		12,792,144	(1,081,102)		11,995,645

Property and equipment, net	-	-		-	151,010	-		151,010	-		151,010
Operating right-of-use asset	-	-		-	111,557	-		111,557	-		111,557
Deferred offering costs	-	-		-	259,648	-		259,648	(259,648)	(L)	-
Security deposit	-	-		-	25,030	-		25,030			25,030
Investments held in Trust Account	37,373,688	618,310	(A)	1,610,362	-	-		-	(1,610,362)	(H)	-
		300,000	(B)
		(36,681,636)	(C)
Total Assets	$37,554,237	$(35,659,272)		$1,894,965	$3,339,389	$10,000,000		$13,339,389	$(2,951,112)		$12,283,242

Liabilities, Temporary Equity, and Stockholders’ Equity (Deficit)
Current liabilities:
Accrued expenses and other current liabilities	61,703	236,964	(E)	298,667	365,779	(162,944)	(G)	202,835	(247,464)	(K)	141,038
									(113,000)	(L)
Franchise tax payable	16,141	-		16,141	-	-		-	-		16,141
Income tax payable	556,786	-		556,786	-	-		-	-		556,786
Excise tax payable	556,620	-		556,620	-	-		-	-		556,620
Other payable - related party	-	-		-	5,584			5,584			5,584
Customer deposits	-	-		-	89,750			89,750			89,750
Short-term loans	-	-		-	291,208	-		291,208			291,208
Current maturity of long-term loan	-	-		-	18,962	-		18,962			18,962
Operating lease liability - current	-	-		-	40,545	-		40,545			40,545
Convertible promissory notes	-	-		-	5,000,000	10,000,000	(F)	-	-		-
						(15,000,000)	(G)
Promissory notes - related party	2,077,568	300,000	(B)	2,812,568	-	-		-	(2,603,923)	(M)	208,645
		435,000	(D)
Total current liabilities	3,268,818	971,964		4,240,782	5,811,828	(5,162,944)		648,884	(2,964,387)		1,925,279

Operating lease liability - non-current	-	-		-	72,818	-		72,818	-		72,818
Long-term loan - non-current	-	-		-	100,548	-		100,548	-		100,548
Deferred tax liability	34,202	-		34,202	-	-		-	-		34,202
Deferred underwriters’ discount	2,156,250	-		2,156,250	-	-		-	(2,156,250)	(I)	-
Total Liabilities	5,459,270	971,964		6,431,234	5,985,194	(5,162,944)		822,250	(5,120,637)		2,132,847

Commitments and Contingencies

Class A common stock subject to possible redemption	36,787,026	618,310	(A)	1,023,700	-	-		-	(1,023,700)	(O)	-
		300,000	(B)
		(36,681,636)	(C)

Stockholders’ Equity (Deficit):
Preferred stock	-	-		-	-	-			-		-
Common stock	-	-		-	1,000	505	(G)	1,505	4	(I)	727
									216	(J)
									(1,005)	(N)
									7	(O)
Class A common stock	-	-		-	-	-		-	-		-
Class B common stock	216	-		216	-	-		-	(216)	(J)	-
Additional paid-in capital	-	-		-	7,023,492	15,162,439	(G)	22,185,931	431,246	(I)	19,819,965
									(5,560,185)	(J)
									(865,648)	(L)
									2,603,923	(M)
									1,005	(N)
									1,023,693	(O)
Accumulated deficit	(4,692,275)	(300,000)	(B)	(5,560,185)	(9,670,297)	-		(9,670,297)	5,560,185	(J)	(9,670,297)
		(567,910)	(E)
Total Stockholders’ Equity (Deficit)	(4,692,059)	(867,910)		(5,559,969)	(2,645,805)	15,162,944		12,517,139	3,193,225		10,150,395
Total Liabilities, Temporary Equity, and Stockholders’ Equity (Deficit)	$37,554,237	$(35,659,272)		$1,894,965	$3,339,389	$10,000,000		$13,339,389	$(2,951,112)		$12,283,242

(1)	Derived from the unaudited condensed consolidated balance sheet of Acri Capital Acquisition Corporation (“ACAC”) as of March 31, 2024. See ACAC’s financial statements and the related notes appearing elsewhere in this proxy statement/prospectus.

(2)	Derived from the unaudited balance sheet of Foxx Development Inc. (“Foxx”) as of March 31, 2024. See Foxx’s financial statements and the related notes appearing elsewhere in this proxy statement/prospectus.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED MARCH 31, 2024

			Actual Redemptions
	(1)	(2)	Transaction
	ACAC	Foxx	Accounting		Pro Forma
	(Historical)	(Historical)	Adjustments	Note	Combined

Revenues	$-	$1,346,663	$-		$1,346,663
Cost of goods sold	-	1,286,762	-		1,286,762
Gross profit	-	59,901	-		59,901

Operating expenses:
Selling expense	-	499,802	-		499,802
General and administrative expenses	550,894	1,401,915	-		1,952,809
Research and development - related party	-	45,584	-		45,584
Franchise tax expenses	57,883	-	-		57,883
Total operating expenses	608,777	1,947,301	-		2,556,078
Loss from Operations	(608,777)	(1,887,400)	-		(2,496,177)
Other income
Interest earned on investment held in Trust Account	1,431,687	-	(1,431,687)	(AA)	-
Interest expense	-	(169,778)	159,444	(CC)	(10,334)
Other income, net	-	2,995	-		2,995
Total other income	1,431,687	(166,783)	(1,272,243)		(7,339)
Income (loss) before income taxes	822,910	(2,054,183)	(1,272,243)		(2,503,516)
Provision for income taxes	288,498	19,828	(288,498)	(AA)	19,828
Net Income (Loss)	$534,412	$(2,074,011)	$(983,745)		$(2,523,344)

Basic and diluted weighted average shares outstanding, common stock subject to possible redemption	3,270,652		(3,270,652)	(BB)	-
Basic and diluted net income per share, common stock subject to possible redemption	$0.31				$-
Basic and diluted weighted average shares outstanding, common stock attributable to ACAC	2,156,250		5,113,846	(BB)	7,270,096
Basic and diluted net loss per share, common stock attributable to ACAC	$(0.23)				$(0.35)
		1,000,000
Basic and diluted weighted average of common stock outstanding
Basic and diluted loss per share per common stock		$(2.07)

(1)	Derived from the historical information of ACAC for the nine months ended March 31, 2024.

(2)	Derived from the unaudited statement of operations of Foxx for the nine months ended March 31, 2024. See Foxx’s financial statements and the related notes appearing elsewhere in this proxy statement/prospectus.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED JUNE 30, 2023

			Actual Redemptions
	(1)	(2)	Transaction
	ACAC	Foxx	Accounting		Pro Forma
	(Historical)	(Historical)	Adjustments	Note	Combined

Revenues	$-	$21,622,887	$-		$21,622,887
Cost of goods sold	-	20,514,107	-		20,514,107
Gross profit	-	1,108,780	-		1,108,780

Operating expenses:
General and administrative expenses	946,950	750,473	567,910	(DD)	2,265,333
Research and development -related party	-	272,080	-		272,080
Franchise tax expenses	75,983	-	-		75,983
Total operating expenses	1,022,933	1,022,553	567,910		2,613,396
Loss from Operations	(1,022,933)	86,227	(567,910)		(1,504,616)
Other income
Interest earned on investment held in Trust Account	2,329,074	-	(2,329,074)	(AA)	-
Interest expense	-	(9,277)	3,500	(CC)	(5,777)
Other expense, net	-	(4,522)	-		(4,522)
Total other income	2,329,074	(13,799)	(2,325,574)		(10,299)
Income (loss) before income taxes	1,306,141	72,428	(2,893,484)		(1,514,915)
Provision for income taxes	473,732	14,237	(473,732)	(AA)	14,237
Net income (loss)	$832,409	$58,191	$(2,419,752)		$(1,529,152)

Basic and diluted weighted average shares outstanding, common stock subject to possible redemption	6,864,484		(6,864,484)	(BB)	-
Basic and diluted net income per share, common stock subject to possible redemption	$0.19				$-
Basic and diluted weighted average shares outstanding, common stock attributable to Acri	2,156,250		5,113,846	(BB)	7,270,096
Basic and diluted net loss per share, common stock attributable to Acri	$(0.21)				$(0.21)

Basic weighted average of common stock outstanding		1,000,000
Basic loss per share per common stock		$0.06
Diluted weighted average of common stock outstanding		1,001,648
Diluted loss per share per common stock		$0.06

(1)	Derived from the historical information of ACAC for the year ended June 30, 2023.

(2)	Derived from the statement of operations of Foxx for the year ended June 30, 2023. See Foxx’s financial statements and the related notes appearing elsewhere in this proxy statement/prospectus.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 — Basis of Presentation

On September 26, 2024 (the “Closing Date”), Acri Capital Acquisition Corporation, a Delaware corporation (“ACAC”) consummated the previously announced business combination pursuant to the terms of the business combination agreement (as amended from time to time, the “Business Combination Agreement”), by and among us, Acri Capital Merger Sub I Inc., a Delaware corporation and wholly-owned subsidiary of ACAC (prior to the closing of all the transactions contemplated in the Business Combination Agreement, the “Purchaser”), Acri Capital Merger Sub II Inc., a Delaware corporation and wholly-owned subsidiary of Purchaser (“Merger Sub”, together with us and the Purchaser, the “Purchaser Parties”), and Foxx Development Inc., a Texas corporation (“Foxx”), pursuant to which (i) ACAC merged with and into Purchaser (the “Reincorporation Merger”), and (ii) Foxx merged with and into Merger Sub, with Merger Sub surviving as a wholly-owned subsidiary of Purchaser (the “Acquisition Merger”). The Reincorporation Merger, the Acquisition Merger, and other transactions contemplated under the Business Combination Agreement, are collectively referred to as the “Business Combination”.

The Business Combination was accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, ACAC was treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of Foxx issuing shares for the net assets of ACAC, accompanied by a recapitalization. The net assets of ACAC stated at historical cost, with no goodwill or other intangible assets recorded.

The unaudited pro forma condensed combined balance sheet as of March 31, 2024 gives pro forma effect to the Business Combination as if it had been consummated on March 31, 2024. The unaudited pro forma condensed combined statements of operations for the nine months ended March 31, 2024 and for the year ended June 30, 2023 gives pro forma effect to the Business Combination as if it had been consummated on July 1, 2022, the beginning of the earliest period presented in the unaudited pro forma condensed combined statements of operations.

The unaudited pro forma condensed combined balance sheet as of March 31, 2024 has been prepared using ACAC’s unaudited balance sheet as of March 31, 2024 and Foxx’s unaudited balance sheet as of March 31, 2024.

The unaudited pro forma condensed combined statement of operations for the nine months ended March 31, 2024 has been prepared using ACAC’s historical information for the nine months ended March 31, 2024 and Foxx’s unaudited statements of operations for the nine months ended March 31, 2024.

The unaudited pro forma condensed combined statement of operations for the year ended June 30, 2023 has been prepared using ACAC’s historical information for the year ended June 30, 2023 and Foxx’s statements of operations for the year ended June 30, 2023.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company.

The unaudited pro forma combined financial information does not give effect to the 4,200,000 ACAC Earnout Shares as the earnout contingency has not been met at period end. The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination.

Note 2 — Accounting Policies

Upon consummation of the Business Combination, management performed a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the Post-Combination Company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

Note 3 — Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Foxx has elected not to present Management’s Adjustments and only be presenting Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The transaction accounting adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2024 are as follows:

(A)	Reflects the interest income earned in the trust account from April 1, 2024 to September 26, 2024, which increase the redemption value of ACAC Class A common stock;

(B)	Reflects the extension loans received from the Sponsor from April 1, 2024 to September 26, 2024, which increase the redemption value of ACAC Class A common stock;

(C)	Reflects the redemption of 1,439,666 shares of Class A common stock at $11.24 per share in May 2024 and 1,744,663 shares of Class A common stock at $11.75 per share in September 2024;

(D)	Reflects additional working capital loan from the Sponsor from April 1, 2024 to September 26, 2024;

(E)	Reflects the incurrence of approximately $0.6 million of total ACAC’s estimated transaction costs related to the Business Combination, of which, 1) approximately $0.3 million of transaction costs accrued as of the date of closing and 2) $0.3 million of transaction costs paid by cash;

(F)	Reflects the issuance of the $10.0 million convertible promissory notes;

(G)	Reflects the conversion of the $15.0 million convertible promissory notes plus accrued interest into 505,431 shares of Foxx’s common stock immediately prior to the consummation of the Business Combination;

(H)	Reflects the reclassification of cash held in the Trust Account that became available for general use following the Business Combination;

(I)	Reflects the settlement of $2,156,250 deferred underwriters’ discount that becomes due upon the consummation of the Business Combination, of which, 1) $1,725,000 paid in cash, 2) 43,125 shares of common stock of PubCo. issued at $10.00 per share with fair value of $431,250;

(J)	Reflects the elimination of the historical accumulated deficit of ACAC, the accounting acquiree, into Foxx’s additional paid-in capital upon the consummation of the Business Combination; the reclassification of 2,156,250 ACAC Class B common stock into PubCo common stock;

(K)	Reflects the payment of approximately $0.3 million accrued ACAC’s estimated transaction costs related to the Business Combination;

(L)	Reflects the settlement of approximately $0.7 million of total Foxx’s estimated transaction costs related to the Business Combination, of which, 1) approximately $0.1 million of transaction costs accrued as of the date of the unaudited pro forma condensed combined balance sheet, 2) approximately $0.9 million reclassify into additional paid-in capital upon the closing of the Business Combination, and 3) reflects the payment of deferred merger costs related to the Business Combination of approximately $0.3 million as deferred transaction costs and subsequently reclassify to additional paid-in capital at the time of the consummation of the Business Combination;

(M)	Reflects the conversion of promissory notes from ACAC’s Sponsor of $2,603,923 into warrants at the price of $1.00 per warrant;

(N)	Reflects the recapitalization of Foxx through (a) the issuance of 5,000,000 shares of PubCo common stock with $0.0001 par value to Foxx’s stockholders and (b) the consideration of the issuance of 4,200,000 earnout shares of PubCo common stock, subject to the vesting schedule set forth in the Merger Agreement, deemed to be as equity instruments in accordance with ASC 815;

(O)	Reflects the reclassification of 70,721 shares of ACAC common stock subject to possible redemption to permanent equity at $0.0001 par value.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The transaction accounting adjustments included in the unaudited pro forma condensed combined statement of operations for the nine months ended March 31, 2024 and for the year ended June 30, 2023 are as follows:

(AA)	Represents an adjustment to eliminate interest earned on investment held in Trust Account, net of income tax effect, as if the Business Combination had been consummated on July 1, 2022, the beginning of the earliest period presented;

(BB)	The calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the Business Combination as if it had been consummated on July 1, 2022. In addition, as the Business Combination is being reflected as if it had occurred on this date, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares have been outstanding for the entire period presented;

(CC)	Represents an adjustment to eliminate interest expenses, net of income tax effect, as if the conversion of the $5.0 million convertible promissory notes into 172,098 shares of Foxx’s common stock on July 1, 2022, the beginning of the earliest period presented;

(DD)	Reflects the approximately $0.6 million of ACAC’s transaction costs to be incurred subsequent to March 31, 2024. This is a non-recurring item.

Note 4 — Loss per Share

Represents the loss per share calculated using the historical weighted average shares outstanding, and the change in number of shares in connection with the Business Combination, assuming the shares were outstanding since the beginning of the earliest period presented in the unaudited pro forma condensed combined statements of operations. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire period presented.

Basic and diluted loss per share is computed by dividing pro forma net loss by the weighted average number of the shares of PubCo Common Stock outstanding during the periods.

The unaudited pro forma condensed combined loss per share has been prepared for the nine months ended March 31, 2024:

Pro forma net loss attributable to the stockholders	$(2,523,344)
Weighted average shares outstanding – basic and diluted	7,270,096
Pro forma loss per share – basic and diluted	$(0.35)

Weighted average shares calculation, basic and diluted
Common Stock
ACAC Public Stockholders	70,721
ACAC Initial Stockholders	2,156,250
Representative Shares	43,125
Foxx Shareholders	5,000,000
Total weighted average shares outstanding	7,270,096

The unaudited pro forma condensed combined loss per share has been prepared for the year ended June 30, 2023:

Pro forma net loss attributable to the stockholders	$(1,529,152)
Weighted average shares outstanding – basic and diluted	7,270,096
Pro forma loss per share – basic and diluted	$(0.21)

Weighted average shares calculation, basic and diluted
Common Stock
ACAC Public Stockholders	70,721
ACAC Initial Stockholders	2,156,250
Representative Shares	43,125
Foxx Shareholders	5,000,000
Total weighted average shares outstanding	7,270,096